Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Fold Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Other	45,406,853	$7.06	(3)	$320,572,382.18	0.0001531	$49,079.63

Equity	Common stock, $0.0001 par value per share(4)	Other	12,434,658	$11.50	(5)	$142,998,567.00	0.0001531	$21,893.08

Equity	Common stock, $0.0001 par value per share(6)	Other	1,959,047	$12.50	(5)	$24,488,087.50	0.0001531	$3,749.13
Equity	Common stock, $0.0001 par value per share(7)	Other	869,565	$11.50	(5)	$9,999,997.50	0.0001531	$1,531.00
Equity	Common stock, $0.0001 par value per share(8)	Other	925,590	$15.00	(5)	$13,883,850.00	0.0001531	$2,125.62
Equity	Warrants to purchase Common Stock	Other	925,590	—		—	0.0001531	—	(9)
Total Offering Amounts						$511,942,884.18		$78,378.46
Total Fees Previously Paid						—		—
Total Fee Offsets								$13,485.54
Net Fee Due								$64,892.92

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Represents the sum of (i) the resale of 34,706,021 shares of our common stock, $0.0001 par value per share (“Common Stock”), issued in connection with the Business Combination described in the prospectus forming part of this registration statement, (ii) 2,950,972 shares of common stock reserved for issuance upon the settlement of restricted stock units, (iii) 680,000 shares of Common Stock issued in connection with the Polar Transaction described in the prospectus forming part of this registration statement, (iv) the resale of 2,617,500 shares of Common Stock assigned to unaffiliated third parties by FTAC Emerald pursuant to non-redemption agreements in connection with the Business Combination described in the prospectus forming part of this registration statement, (v) 750,000 shares of our Common Stock issued in a private placement to SATS Credit Fund described in the prospectus forming part of this registration statement, and (vi) up to 3,702,360 shares of Common Stock issuable upon conversion of the SATS Note described in the prospectus forming part of this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on March 27, 2025 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(4)	Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $11.50 per share of Common Stock.

(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.

(6)	Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $12.50 per share of Common Stock.

(7)	Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $11.50 per share of Common Stock.

(8)	Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $15.00 per share of Common Stock.

(9)	In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims		Form S-1	333-261254	November 22, 2021		$13,485.54	(1)	Equity	Class A common stock, par value $0.0001 per share	12,434,658	$142,998,567.00
Fee Offset Sources	FTAC Emerald Acquisition Corp.	Form S-1	333-261254		November 22, 2021							$13,485.54

(1)	The Registrant paid a registration fee of $13,485.54 in connection with the registration of 12,650,000 Class A common stock, par value $0.0001 (the “Class A common stock”), underlying the Public Warrants it sold in its initial public offering under a registration statement on Form S-1 (File No. 333-261254), which was initially filed on November 22, 2021 and declared effective by the Securities and Exchange Commission on December 15, 2021. The offering under such registration statement has terminated, and the 12,434,658 of these securities that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon filing of this registration statement was offset by $13,485.54.